Exhibit 99.1
Paylocity Announces Definitive Agreement to Acquire Airbase Inc., a Leading Spend Management Software Solution Provider
Acquisition to expand Paylocity’s total addressable market to the Office of the CFO and provide capabilities for clients to holistically manage all business-related spend on a consolidated platform
SCHAUMBURG, IL – September 4, 2024 - Paylocity (NASDAQ: PCTY), a leader in cloud-based HR and payroll software solutions, today announced it has signed a definitive agreement to acquire Airbase Inc., a modern finance and spend management software solution that combines bill pay / accounts payable automation, expense management, corporate cards and procurement capabilities. The acquisition of Airbase represents an expansion of Paylocity’s suite and will deliver incremental integrated value to HR and finance leaders in managing all of their spend on a single platform – expanding the Paylocity total addressable market beyond HCM and further into the Office of the CFO.
The integration of Airbase‘s finance solutions with Paylocity’s HCM platform, is expected to create a significant opportunity to provide companies with a differentiated and unified experience across HCM and Finance solutions. The ability for companies to see payroll and non-payroll spend through a single pane of glass allows for real-time visibility, faster financial close, improved planning and stronger financial controls, and will represent a key differentiator for Paylocity.
“I’m very excited about the acquisition of Airbase, which we believe will allow us to provide companies with an integrated software platform to manage all aspects of their operational spend. Many companies use disparate software solutions or manual processes to manage their labor costs and non-labor vendor and procurement spend, and we expect this acquisition will give us the ability to provide a comprehensive solution and modern client experience for managing all spend on a single integrated platform. Airbase represents an exciting opportunity to expand our relationship with our nearly 40,000 clients to offer an integrated software platform for running their business operations, while also offering a very compelling value proposition for prospects across our target market,” said Toby Williams, President and CEO of Paylocity.
Airbase’s spend management platform includes the following key products and capabilities:
•Bill Pay / Accounts Payable Automation: Automated invoice processing and purchase order matching, routing for approval and payment via ACH, virtual card, check or wire transfer
•Expense Management: Proactively request, approve and reconcile expenses via web or mobile app with real-time reimbursements
•Corporate Cards: Provision and deprovision ‘smart’ physical and virtual cards with pre-built spend controls and approval workflows
•Procurement: Automated procurement processes and tracking to maximize efficiency with real-time visibility and control over procure-to-pay processes
•Integration Ecosystem: Robust set of integrations with key third-party systems including core ERP / General Ledger providers such as Oracle NetSuite, Sage Intacct, and QuickBooks
•Workflow Automation: Integrated and connected workflows across key spend and business process systems supported by a flexible and intuitive approvals engine
Airbase was founded in 2017, is headquartered in San Francisco, and has approximately 300 employees in the United States, Canada, India and the Philippines. Its modern finance and spend management software solution is focused on the 100 – 5,000 employee segment of the market, with more than 500 clients with an average of over 200 employees.

Financial Details
The approximately $325 million acquisition of Airbase, subject to customary adjustments, will be funded by borrowings under its revolving credit facility and is not expected to impact the Company’s ability to execute on the remaining $350 million authorization under its share repurchase program. As of June 30, 2024, Paylocity had $401.8 million of cash and cash equivalents on its balance sheet.
Subject to customary closing conditions and necessary regulatory approvals, the transaction is expected to close in the first or second quarter of fiscal 2025.
The acquisition of Airbase is expected to represent approximately 1% of total revenue in fiscal 2025 and is expected to dilute adjusted EBITDA margin by approximately 100 basis points in fiscal 2025. Paylocity will update financial guidance in the normal course of business in their first quarter fiscal 2025 earnings release.
About Paylocity
Headquartered in Schaumburg, IL, Paylocity (NASDAQ: PCTY) is an award-winning provider of cloud-based HR and payroll software solutions. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses automate and streamline HR and payroll processes, attract and retain talent, and build culture and connection with their employees. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help all employees achieve their best. For more information, visit www.paylocity.com.

About Airbase
Headquartered in San Francisco and founded in 2017, Airbase provides an innovative all-in-one spend management platform that delivers more control, visibility, and automation to today’s finance teams than any other solution for companies with between 100 and 5,000 employees.

Safe Harbor / Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements other than historical information, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Litigation Reform Act of 1995, each as amended. Words such as “expects,” “believes,” “may,” “should,” “opportunity”, “will,” “would”, “seeks” “intends,” “projects,” “plans,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to the anticipated benefits and synergies of the acquisition, the timetable for completing the acquisition, the impact of the acquisition on the Company’s business and future financial condition and operating results, the Company’s ability to execute on its share repurchase program, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that the Company believes to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. In addition to the factors described below, risks and uncertainties include those described in Part I, Item 1A, "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended June 30, 2024 and as may be described from time to time in future reports we file with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could also cause results to differ materially from our expectations.
The forward-looking statements included in this document speak only as of the date they are made, and we do not undertake to update these statements other than as required by law.
Some of the important factors that could cause actual results to differ materially and adversely from forward-looking statements relate to, among other things, the ability to obtain necessary regulatory and stockholder approvals to consummate the acquisition; risks related to the ability to realize the anticipated benefits of the potential acquisition, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the potential acquisition making it more difficult to maintain business and operational relationships; negative effects of announcing the potential acquisition or the consummation of the potential acquisition on the market price of our common stock, credit ratings or operating results; significant or unexpected costs associated with the potential acquisition; unknown liabilities; risks related to management and oversight of the expanded business and operations of the Company following the transaction due to the increased size and complexity of its business; the risk of litigation and/or regulatory actions related to the potential acquisition; the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction; the demand for our products and services, including as a result of macroeconomic conditions; net sales growth; the effects of competition; our brand and reputation; the state of the economy; the state of the human capital management, payroll solutions and spend management markets; the effects of the potential acquisition on relationships with our employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the potential acquisition; events that could disrupt our business, supply chain, technology infrastructure or demand for our products and services, such as international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, geopolitical conflicts, military conflicts or acts of war; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; guidance for fiscal 2025 and beyond; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions.

Contact:
Ryan Glenn
investors@paylocity.com

Nicole Andergard
pr@paylocity.com
www.paylocity.com